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                                                                    EXHIBIT 10.5


                             PHARMACEUTICAL DIVISION

                              ELI LILLY AND COMPANY
                          Warehousing and Distribution
                                Service Agreement

     This Agreement, when executed by the Wholesaler's authorized representative and returned to, and executed by, Eli Lilly and Company (hereinafter called "Lilly"), at Indianapolis, Indiana, will state the terms and conditions of the Wholesaler's agreement with Lilly for the period indicated herein governing sales by Lilly to the Wholesaler of Lilly products sold under the "Lilly" trademark and under the "Dista" trademark.

1. The Wholesaler Agrees:

   A. INVENTORIES.

      1. To purchase from Lilly or other authorized Lilly wholesale distributor, upon reasonable notice to Lilly, its entire requirements for Lilly and Dista products listed in the Lilly and Dista Price Lists (such products hereinafter called separately and collectively "Products") and to maintain at all times a complete inventory of the Products sufficient to make them available to meet demand for each of the various types of pharmaceutical products available from Lilly, and to resort to drop shipment orders only when necessary because of conditions beyond the Wholesaler's control.

      2. To maintain the Products under proper conditions, both in storage and in transit to its customers, including such refrigeration as may be specified by Lilly.

      3. To supply only Products that are not out-of-date, damaged, or shopworn.

      4. To provide to Lilly annually upon Lilly's request during the term of this Agreement a listing of the Wholesaler's complete and current inventory of Lilly and Dista Products by item and package size certified to be accurate by an officer of the Wholesaler.

   B. SALES EFFORT. To promote the Products, to give them full selling efforts and full distribution services, and not to;

      1. Refuse or fail to supply promptly the Products when specified, or

      2. Fail to include in its system for determining its prices to its customers all Lilly special net wholesale prices or enter into any agreement which would preclude the Wholesaler from offering for sale a Product at any price acceptable to the Wholesaler.

      3. Sell any Product to any party who the Wholesaler has reason to believe plans to use the Product or sell the Product for use outside the geographic boundaries of the United States, the District of Columbia, the Commonwealth of Puerto Rico or the territories of the United States.

   C. SALES DATA.

      1. To obtain authorization from Lilly before making, or agreeing to make, available to any third party information concerning Wholesaler's aggregate sales of Products.

      2. To provide information concerning the Wholesaler's sale of Products in accordance with Section I.C.1. to at least one third party organized to process sales data and report it to subscribers or, if the Wholesaler chooses not to provide such data to a third party, to supply to Lilly, on request by Lilly, detailed information concerning the Wholesaler's sale of Products within two weeks after the close of each month in a format and transmission mode specified by Lilly. Wholesaler's obligations under this section I.C.2. are subject to receiving satisfactory compensation from such third party therefor.

   D. PAYMENT FOR PRODUCTS. To pay in full all invoices in accordance the provisions of Section III.B.

   E. REGISTRATION WITH THE DRUG ENFORCEMENT ADMINISTRATION (DEA) OF THE UNITED STATES DEPARTMENT OF JUSTICE.

      1. To maintain, in full force and effect, registration(s) required under the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended (Control Act), for the distribution by the Wholesaler of the Products listed in the various Schedules of Controlled Substances.

      2. To advise Lilly promptly of any registration number(s) assigned the Wholesaler by the DEA and of the Schedules of Controlled Substances that the Wholesaler is registered to distribute. The Wholesaler certifies that except as otherwise indicated on Schedule A, attached to and made a part of this Agreement, each subsidiary, affiliate, or location listed therein is registered to distribute Schedule II, III, IV and V Controlled Substances, and has been assigned the DEA registration number set forth for such subsidiary, affiliate, or location on Schedule A.

      3. To advise Lilly promptly of any denial, revocation, or suspension of registration by the DEA or changes in the Schedules of Controlled Substances that the Wholesaler is authorized by the DEA to distribute.

   F. COMPLIANCE WITH APPLICABLE LAWS.

      1. To be in substantial compliance with all federal, state, and local laws applicable to the purchase, handling, storage, repackaging, sale, and distribution of the Products.

      2. To provide prompt notice to Lilly of any civil, criminal, or administrative action by federal, state, or local authorities regarding the Wholesaler, its employees, or its officers with respect to alleged violations of the Control Act or comparable state laws and to provide Lilly with full and complete information regarding the disposition of any such action.



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      3. To furnish Lilly upon request, with respect to any order for Controlled
         Substances, assurance satisfactory to Lilly that (a) Wholesaler is authorized to possess and distribute such Controlled Substances under federal, state, and local low, (b) the quantity ordered is required by Wholesaler to fill legitimate orders based on medical, scientific, or industrial needs, (c) Wholesaler is taking reasonable precautions against illicit diversion of the Controlled Substances ordered, and (d) Wholesaler is complying with all federal, state, and local regulations and guidelines promulgated pursuant to the Control Act with respect to the purchase, handling, storage, repackaging, sale, or distribution of the Controlled Substances ordered; and Wholesaler agrees that in the event Wholesaler fails to furnish assurance satisfactory to Lilly, when requested, then Lilly, without limiting its right to take such other action as may be permitted by law or this Agreement, may suspend all deliveries of all Controlled Substances under this Agreement until satisfactory assurance is received without incurring liability to the Wholesaler.

    G. CHARGEBACK DATA.

      1. To transmit data from Wholesaler invoices eligible for chargeback to Lilly no more often than weekly in the format recommended by the National Wholesale Druggists' Association.

      2. To include in any transmission, when applicable, data notifying Lilly of any product returns or other adjustments allowed by the Wholesaler to the account for which the Wholesaler previously submitted a chargeback to Lilly. Failure to receive this information on a regular and timely basis could result in a review of Wholesaler's systems and records under Section I.K.

      3. To submit chargebacks only after all products claimed on the chargeback have been billed and shipped to the account. Backorders are not eligible for chargebacks. Lilly shall not accept chargebacks based on same unit utilization for any Product by more than one entity.

      4. To warrant that all chargeback data transmitted to Lilly by or on behalf of the Wholesaler is to Wholesaler's knowledge accurate and reflects product actually sold and shipped to the account.

      5. To retain the, Wholesaler's original documentation (including invoices and adjustments) supporting its chargeback claims for at least eighteen
         (18) months from the date of shipment of the Products and to permit Lilly to inspect that documentation, with reasonable prior notice.

      6. That if Lilly fails to deny a claim or issue a Lilly Credit Memorandum within thirty (30) days of original submission, or sixty (60) days of a resubmission, of a chargeback claim, Wholesaler must notify Lilly of its desire to deduct the amount of such chargeback claim at least ten
         (10) days prior to initiating a deduction from amounts due and owing Lilly pursuant to Section 111.B. Such notice must be provided in writing to the Contract Administration Leader and Credit Manager at Lilly Corporate Center.

    H. SALES TAX EXEMPTION CERTIFICATE. To provide to Lilly a copy of the Wholesaler's Sales Tax Exemption Certificate, whether it be a resale certificate, blanket exemption, or direct payment exemption, and to notify Lilly promptly of any change which affects the Wholesaler's exemption status.

    I. CONTROLS. To establish such internal controls and maintain such records as will assure compliance with its obligations under this Agreement.

    J. EVIDENCE OF FINANCIAL CONDITION. To furnish Lilly upon request a copy of its complete annual financial statement and other such evidence of its financial condition necessary to establish, in the reasonable opinion of Lilly, the Wholesaler's ability to perform its obligations under this Agreement.

    K. REVIEW OF WHOLESALER SYSTEMS. Lilly reserves the right to visit the Wholesaler to inspect the Wholesaler's chargeback system and the records related to processing chargeback credits. Such records shall include without limitation, Wholesaler's invoices, inventory reports, accounts receivable records, and credits/adjustment records. These records must be retained by the Wholesaler for eighteen (18) months from the shipment date. In addition, Lilly may send confirmation letters to selected Wholesaler accounts to verify shipments and credits.

    L. OFFSET RIGHTS. Upon cancellation or termination of this Agreement, or with evidence of a condition of insolvency of the Wholesaler of a Wholesaler's wholly owned subsidiaries or other entities that are listed on Schedule A, Lilly reserves the right to offset any amount due and owing Lilly against amounts otherwise owing to the wholesaler or wholesaler's subsidiaries or other entities that are listed on Schedule A.

II. LILLY AGREES:

    A. SHIPMENT TO WHOLESALER: To sell and ship Products (other than Products restricted to sale on a third-party basis) to the Wholesaler at the subsidiary, affiliate or locations specified on Schedule A at the Net Wholesale prices shown in the Pricer's Edition of the Lilly and Dista Price Lists (hereinafter called "Price Lists") in effect on the date of shipment, such Net Wholesale prices being equal to the Suggested Net Trade prices specified in the Price Lists less the following discounts:

       1. Group I Products-(Marked "I" in the Price Lists): 16 2/3%

       2. Group II Products-(marked "II" in the Price Lists)- 200%

    B. SPECIAL NET WHOLESALE PRICES. To adjust the Net Wholesale prices on Products purchased by the Wholesaler from Lilly and sold and shipped from the Wholesaler's inventory on transactions for which Lilly has provided to the Wholesaler Special Net Wholesale unit prices. Any adjustments made by Lilly shall be in accordance with the procedure outlined in the Lilly and Dista Wholesaler Chargeback Manual.

       Chargebacks must be:

       1. properly certified and submitted to Lilly at Indianapolis, Indiana,

       2. postmarked or transmitted not later than six (6) months after the date of sale by the Wholesaler, and

       3. for those previously rejected in whole or part, resubmitted within six
          (6) months after the date of the initial Lilly Credit Memorandum. Lilly may honor chargebacks if submitted or resubmitted with Lilly's prior approval after these dates.

    C. CHARGEBACK CYCLE REIMBURSEMENT. Lilly agrees to reimburse the Wholesaler for certain costs associated with the chargeback cycle. The amount of reimbursement will be dependent upon, among other things, approved chargeback amounts, processing cycles and cost of funds as reasonably defined


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       by Lilly. The calculation used to compute the reimbursement may be changed by Lilly at any time upon thirty (30) days prior written notice to the Wholesaler. The reimbursement calculation will be in accordance with procedures outlined in the Lilly Chargeback Manual. Lilly reserves the right to eliminate reimbursement if it begins processing chargebacks within two (2) business days after receipt of submissions.

    D. SHIPMENT TO THIRD PARTIES. To sell the Products to the Wholesaler upon third-party orders with shipment direct to the customer (i.e., drop shipments) when necessary because of conditions beyond the Wholesaler's control at the applicable Net Wholesale prices, provided that Lilly may, in its discretion, designate certain Products which will be shipped to the Wholesaler only and not drop-shipped to third parties.

    E. TRANSPORTATION. To ship the Products F.O.B. shipping point, transportation prepaid, subject to the following:


       1. TRANSPORTATION SELECTED BY LILLY. Lilly will prepay that portion of the transportation charges set forth below when routing is selected by Lilly.

          A.  Shipments to the Wholesaler:
              (1) Special Shipments. All shipments of (a) Product deferred from previous orders; (b) Products that are newly released for Wholesaler stocks (initial shipment and all reorders for first thirty (30) days after release date); and (c) allocated shipments; 100%

              (2) Regular Shipments. Shipments, other than Special Shipments, as listed in Section E.I.a.(I), covered by the first two orders each week by the Wholesaler; 100%

          A. Shipments on Third-Party. Orders for Products not released to Wholesalers; 50%

       2. TRANSPORTATION SELECTED BY WHOLESALER. If the Wholesaler requests special routing of a shipment which results in a higher transportation Cost than would be incurred as a result of the routing of Lilly's selection, then the extra cost shall be added to the invoice.

       3. TITLE AND RISK OF LOSS. Title and risk of loss shall pass to the Wholesaler when the Products are duly delivered to the carrier. The Wholesaler shall give Lilly written notice of any claimed shipping error within thirty (30) days after the date of shipment from Lilly. Failure of the Wholesaler to give such notice within such 30-day period shall be deemed a waiver of the Wholesaler's claim for shortages or incorrect shipments.

       4. CONCEALED DAMAGE. Damage to Products in course of shipment from Lilly but not discovered on receipt is considered concealed damage and must be reported to a Lilly Customer Services Representative within thirty (30) days of receipt for credit to be issued.

    F. RETURN FOR CREDIT. To receive from the Wholesaler, or through a company utilized by Wholesaler, for credit the Products purchased from Lilly, subject to the following:

       1. All returns must be sent to:  Eli Lilly and Company
                                        MS204
                                        1249 South White River Parkway, East
                                        Drive
                                        Indianapolis, IN 46225

       2. Outdated items and deleted items may be returned at any time subject to the provisions of this Section F. Returns of promoted items with six (6) months or more of dating must be approved in writing by the Lilly Sales Representative and Lilly District Sales Manager responsible for the Wholesaler.

       3. Non-promoted items may be returned without approval.

       4. Products damaged while in the Wholesaler's possession are non-returnable.

       5. Products damaged while in transit from Lilly to the Wholesaler should be returned to Lilly in a manner reasonably designed to protect the quality and security of the product. The damaged product should be returned at Lilly's expense to the point of shipment. Lilly Customer Services must be contacted to make appropriate arrangements.

       6. Items damaged from such perils as are normally insured under the standard fire insurance policy, including extended coverage, vandalism, and malicious mischief, will not be reimbursed by Lilly.

       7. Returns of parts of sales packages, returns from customers of the Wholesaler, and any other returns not authorized by this return goods policy will be destroyed with no credit issued.

       8. All returns must be in original containers. Temperature protected transportation must be used when in-date or salable products are returned.

       9. Returns of controlled substances in their original cases must be overpacked.

      10. Items received after one (1) full year beyond their expiration date will be reimbursed at 50% of the current net wholesale price (NWP).

      11. Transportation expenses for returned items are the responsibility of the Wholesaler.

      12. Eligible returns will be credited, at Lilly's option, at either net wholesale price (NWP) in effect on the date of the return or at Special Net Wholesale Price, if applicable.

III. GENERAL PROVISIONS.

         A. ORDERS FOR PRODUCTS.

            1. All orders are subject to acceptance and approval by Lilly.

            2. If Lilly anticipates a shortage of any of the Products, Lilly shall have the right, in its sole discretion, to equitably allocate such Products among its various customers.


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       3. Lilly may, from time to time upon written notice to the Wholesaler,
          (a) change the discount applicable to any Group designation, (b) add or delete Group designations, (c) change the Group designation of any of the Products, and (d) add Products to or withdraw Products from the Price Lists.

       4. Lilly may, in its discretion, designate certain Products which will be supplied in shelf-carton or shipping-case quantities only.

    B. BILLING, CREDIT, AND PAYMENT.

       1. All orders for Products shall be invoiced as of the date shipped. Lilly may, at its option, grant extended dating on certain invoices.

       2. Subject to the provisions of Section III.B.3, unless otherwise instructed by Lilly, all Lilly invoices shall be payable, without the application of Credit Memorandum, by means of an electronic funds transfer ("EFT") system designated or approved by Lilly in its discretion, as follows:

          a. Funds shall be transferred at the direction of the Wholesaler and shall be available to Lilly on the following dates after the date of the invoice:

             2% 32, NET 45
             2% CASH DISCOUNT off gross invoice amount when payment is received on or before the thirty-second (32nd) day from date of invoice. 100% of gross invoice due on or by the forty-fifth (45th)day from date of invoice.

          b. The Wholesaler warrants to Lilly that each entry transmitted by it or its agents or employees on its behalf to a depository financial institution for the purpose of initiating an EFT transaction is duly authorized by the Wholesaler. Without the Wholesaler's prior written consent, Lilly shall not have the right to debit electronically any account of the Wholesaler.

          c. The Wholesaler shall not be deemed in default or lose any cash discount by reason of any delay in receipt or non-receipt by Lilly of funds transferred by EFT unless the delay or non-receipt is the result of the negligent or willful act or omission of the Wholesaler.

          d. Credits approved in accordance with this Agreement or with the Lilly Chargeback Manual, as applicable, shall be paid to the Wholesaler by Lilly, following Lilly's approval of the credit by means of an EFT system established by Lilly and in a manner consistent with the Lilly Chargeback Manual.

          e. With respect to any EFT entry originated by Lilly's bank, or any delay in receipt by the Wholesaler of approved credit funds transmitted by Lilly by means of EFT, Lilly shall be liable to the Wholesaler only for Lilly's or Lilly's bank's negligent acts or omissions or failure to act in good faith and Lilly's liability to the Wholesaler shall be limited to reasonably foreseeable actual damages proximately caused thereby.

          f. With respect to the use of EFT by the Wholesaler for the payment of funds, the Wholesaler shall be liable to Lilly only for the Wholesaler's negligent acts or omissions or failure to act in good faith and the Wholesaler's liability to Lilly shall be limited to reasonably foreseeable actual and direct damages caused thereby, but excluding any consequential, incidental or indirect damages.

          g. Except as provided in Sections III.B.2.e and f., neither party shall be liable to the other for the act or omission of any financial institution or any automated clearing house in connection with the use of EFT for payment of funds and neither party shall be liable for consequential damages to the other arising out of the use of EFT for payment of funds.

          h. Each party agrees promptly to return by EFT any overpayment received by it.

          i. The Wholesaler agrees to execute all authorizations required by Lilly or Lilly's or Wholesaler's depository financial institutions for payment and receipt of funds by EFT and to notify Lilly promptly of any changes in those authorizations.

          j. To the extent applicable to the transfer of funds by EFT under this Agreement, each party agrees to be bound by the Operating Rules and Guidelines of the National Automated Clearing House Association as those Operating Rules and Guidelines may be in effect from time to time.

       3. Lilly may require that each order from the Wholesaler be accompanied by a certified check or other form of payment satisfactory to Lilly in an amount sufficient to cover the order less the current cash discount (if any) or require that the Wholesaler provide security in an amount and form satisfactory to Lilly, and may declare due and owing all outstanding indebtedness from the Wholesaler, including invoices on which extended dating has been granted, in the event (a) reasonable grounds for insecurity arise with respect to the performance by the Wholesaler under this Agreement or (b) the Wholesaler makes or gives notice of its intention to make a bulk transfer of inventory or (c) Lilly has given notice of termination of this Agreement or (d) the Wholesaler becomes insolvent.

       4. Products shipped but not paid for at the time of the cancellation or termination of this Agreement shall be paid for in accordance with the terms of this Agreement.

       5. Lilly may, from time to time upon ten (10) days prior written notice to the Wholesaler, change the provisions contained in Section III.B, except the provisions of Section III.B.2.f.

    C. INSPECTION OF INVENTORY AND RECORDS. A Lilly representative will consult with and advise the Wholesaler concerning the Wholesaler's inventory of Products and may inspect the same at a mutually agreed upon time. A Lilly representative may also inspect records of the Wholesaler to determine compliance with the Wholesaler's obligations under this Agreement provided that no such inspection shall relate to transactions occurring more than eighteen (18) months prior to the date of such inspection, and provided further that the inspection shall be performed by Lilly's regularly retained independent auditors or employee.

    D. INDEMNIFICATION. Lilly shall indemnify and hold harmless Wholesaler and its affiliates, sublicensors, officers, directors, employees and agents against all claims, demands, losses, damages, liabilities and expenses, including court costs and reasonable attorneys fees (collectively "Claims") arising out of injury or death to person or property alleged to have resulted from Lilly's manufacturing of the Products except to the extent caused by the negligent acts or omissions, or willful misconduct of Wholesaler, its affiliates, sublicensors, officers, directors, employees and agents or by the Wholesaler's breach of its obligations under this Agreement. Wholesaler shall indemnify and hold harmless Lilly and its affiliates, sublicensors,


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       officers, directors, employees and agents harmless against all Claims arising from the handling, storage, repackaging, sale or distribution of the Products by Wholesaler, its affiliates, sublicensors, officers, employees and agents, except to the extent caused by the negligent acts or omissions of Lilly.

    E. NO EXCLUSIVE TERRITORY. This Agreement does not grant the Wholesaler any exclusive rights in any territory.

    F. BUYER-SELLER RELATIONSHIP. The relationship created by this Agreement is a buyer-seller relationship and not an agency relationship.

    G. CHANGE IN OWNERSHIP OF OR CONTROLLING INTEREST IN WHOLESALER OR ANY SUBSIDIARY, AFFILIATE OR LOCATION. The Wholesaler shall give Lilly at Indianapolis, Indiana, ten (10) days prior notice of the sale or other transfer of substantially all of the assets of or a controlling interest in the Wholesaler, or the sale or other transfer of substantially all of the assets of or a controlling interest in any of the subsidiaries, affiliates or locations specified in Schedule A.

    H. REPURCHASE OF STOCK. Upon cancellation or termination of this Agreement, by expiration or otherwise, Lilly shall have the option to repurchase the Wholesaler's salable stock of Products at the Net Wholesale prices then in effect.

    I. ASSIGNMENT. Neither party shall assign its rights or obligations under this Agreement without first obtaining the written consent of the other party, and any attempted assignment without such written consent shall be void and of no effect.

    J. CONTINGENCIES AFFECTING PERFORMANCE. Neither party shall be liable for delay in performance or nonperformance caused by fire, flood, storm, earthquake, or other act of God, war, rebellion, riot, failure of carriers to furnish transportation, strikes, lockouts or other labor disturbances, act of governmental authority, inability to obtain material or equipment, or any other cause of like or different nature beyond the control of such party.

    K. NOTICES. All notices under this Agreement shall be in writing and shall be considered given when delivered or mailed postage prepaid by registered or certified mail to the address of the party to whom notice is given as set forth on the next page.

    L. TERMINATION OR CANCELLATION.

       1. This Agreement shall terminate on June 30, 2002, unless sooner terminated as herein provided.

       2. During its term, this Agreement may be terminated as to all or any one or more of the subsidiaries, affiliates or locations set forth on Schedule A, by either party upon thirty (30) days notice.

       3. This Agreement shall terminate as to all of the subsidiaries, affiliates or locations set forth in Schedule A at the time substantially all the assets of or a controlling interest in the Wholesaler is sold or otherwise transferred to a new owner, and shall terminate as to any of the subsidiaries, affiliates or locations specified in Schedule A at such time as the Wholesaler ceases to own substantially all of the assets of or a controlling interest in such subsidiary, affiliate or location unless otherwise provided for by Lilly in writing.

       4. Either party may cancel this Agreement, as to all or any one or more of the subsidiaries, affiliates or locations set forth on Schedule A, upon notice for breach by the other party of any covenant contained herein. Without limiting this right of cancellation by either party, any failure by the Wholesaler to comply fully with the provisions of Sections 1.E. (Registration with DEA), 1.F. (Compliance with Applicable Laws), and 1.G.2, (Chargeback Data) shall constitute a breach of this Agreement by the Wholesaler.

    M. NEW AGREEMENT. Lilly and the Wholesaler may enter into a new Agreement for the thirty-six (36) months following the expiration of this agreement, on mutually agreeable terms. Lilly shall mail new Agreement forms in duplicate 60 days prior to the expiration date of the current agreement. If the Wholesaler desires to enter into the new Agreement, it shall deliver or mail to Lilly at Indianapolis, Indiana, on or before the expiration date of the current agreement, both copies of the new Agreement executed by the Wholesaler. If Lilly agrees to the new Agreement, it shall execute the new Agreement and return one copy to the Wholesaler within 30 days of Lilly's receipt of the executed new Agreement.

    N. ENTIRE AGREEMENT. This Agreement shall (1) supersede all prior contracts, agreements, and understandings between the Wholesaler and Lilly, including any agreements between Dista Products Company, Division of Eli Lilly and Company, and the Wholesaler, relating to the subject matter hereof, all of which are hereby terminated; (2) constitute the complete agreement between the Wholesaler and Lilly, relating to the subject matter hereof; and (3) be controlling to the exclusion of all terms and conditions of the Wholesaler's purchase orders or other documents in conflict with the subject manner contained within this Agreement. This provision shall not be construed in a matter that prevents the execution, as appropriate, of any specialty wholesaler agreements between Lilly and any specialty wholesaler that may be an affiliate or subsidiary of the Wholesaler during the term of this Agreement.

    O. WAIVER. The failure of any party to enforce at any time any provision of this Agreement shall not be a waiver of such provision or effect the right of such party thereafter to enforce such provision. No waiver shall be deemed a waiver of any other provision or of a subsequent breach whether of the same or another provision.

    P. APPLICABILITY TO SUBSIDIARIES, AFFILIATES, OR LOCATIONS. Each covenant, right, and obligation of the Wholesaler contained in this Agreement shall apply separately and fully to each subsidiary, affiliate or location specified in Schedule A.

    Q. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and governed by, the laws of the State of Indiana.

    R. YEAR 2000. Wholesaler represents and warrants that its operations including without limitation, the submission of chargeback data will not be materially delayed, interrupted or otherwise adversely affected due to either the failure of Wholesaler's business systems and/or computer systems to be "Year 2000 Compliant" or the failure of the computer or business systems of any third party on which the Wholesaler is dependent to be "Year 2000 Compliant". For purposes of this paragraph, a system shall be considered "Year 2000 Compliant" only if (i) the occurrence in or use by that system of dates on or after January 1, 2000 ("Millennial Dates") does not adversely affect that system's performance, including without limitation performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing, and sequencing), and (ii) that system creates, stores, processes and outputs information (as applicable) related to or including Millennial Dates without errors or omissions.


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IN WITNESS WHEREOF, the Wholesaler has executed this Agreement and the same has become finally effective on the 21st day of September, 1999, upon execution at Indianapolis, Indiana, by an authorized representative of Lilly.

WHOLESALER:
D&K HEALTHCARE RESOURCES, INC.
--------------------------------------------------------------------------------
(Name)
8000 MARYLAND AVE. SUITE 920
--------------------------------------------------------------------------------
(Street)
ST. LOUIS                        MO                             63105
--------------------------------------------------------------------------------
(City)                         (STATE)                        (Zip Code)

--------------------------------------------------------------------------------
*DEA REGISTRATION NUMBER)

PLEASE CHECK TO INDICATE THE
SCHEDULES OF CONTROLLED
SUBSTANCES WHICH YOU ARE
REGISTERED TO DISTRIBUTE

   SCHEDULE II         SCHEDULE III
   SCHEDULE IV         SCHEDULE V


By:/s/ Martin D. Wilson
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       President & COO
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            (TITLE)
LILLY:

Lilly USA
ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285

By:/s/ Gino Santini
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   President, US Operations and Global Marketing







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